                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant / /

    Check the appropriate box:
    [x]  Preliminary Information Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6 (e) (2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to (S)240.14a-11 (c) or (S)240.14a-12

                          LEADING EDGE PACKAGING, INC.
                  -------------------------------------------

                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------


 (Name of Person(s) Filing Information Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

Notes:

                                               PRELIMINARY INFORMATION STATEMENT

                                     [LOGO]

                                350 FIFTH AVENUE
                                   SUITE 3922
                            NEW YORK, NEW YORK 10118

                       PRELIMINARY INFORMATION STATEMENT


    This information statement is being mailed to the stockholders of record on February 27, 1998 of Leading Edge Packaging, Inc. (the "Company"), commencing on
or about June   , 1998, in connection with the prior approval, on March 9, 1998, by the Board of Directors of the Company, of the corporate action referred to below and its subsequent adoption, also on March 9, 1998, by the majority stockholder of the Company, Chung Hwa Development Holdings Limited (the "Majority Stockholder"). Accordingly, all necessary corporate approvals in connection with the matter discussed herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the matter before it takes effect. The total number of shares of the Common Stock outstanding on February 27, 1998 is 3,312,500.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


    The Company, as authorized by the necessary approvals of the Board of Directors and the Majority Stockholder, has approved the adoption of an amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate") to increase the Company's authorized common stock, par value $.01 per share (the "Common Stock"), from 5,000,000 shares to 8,000,000 shares. Specifically, the first sentence of Article FOURTH of the Certificate will be amended to read as follows: "The total number of shares of common stock which this corporation is authorized to issue is eight million (8,000,000) shares, par value $.01 per share." The Amendment is scheduled to take place, on or about
July   , 1998, but no earlier than 20 days from the date this information statement is first sent to the Company's stockholders.


PURPOSE OF THE AMENDMENT


    The Amendment was adopted to facilitate the issuance of 2,250,000 shares of Common Stock to the Majority Stockholder in exchange for the transfer to the Company by the Majority Stockholder of all of the outstanding share capital of Justrite Investments Limited ("Justrite"), pursuant to a Share Exchange Agreement, dated January 23, 1998 (the "Agreement"), by and between the Company and the Majority Stockholder. Prior to the Exchange, as contemplated in the Agreement, Justrite was a wholly-owned subsidiary of the Majority Stockholder. Justrite is the parent company of various subsidiaries described herein.



    Justrite is the parent corporation of Leading Edge Packaging Limited (f/k/a Rich City International Packaging Limited) ("LEP-Hong Kong"), the Company's supplier of packaging products which the Company distributes in North America. LEP-Hong Kong distributes its packaging products directly in other parts of the world, including Europe and Asia. Justrite also owns 100% of Breakspear Limited, a British Virgin Islands company, which in turn holds a 60% interest in a joint venture in the People's Republic of China. LEP-Hong Kong also has a 50% interest in another joint venture in China. The

Company believes that the acquisition will enable it to consolidate the manufacture and distribution of its packaging products and to expand its sales into additional territories.


    The Company believes that the share exchange will provide it with direct control over Justrite's management team, subsidiaries and production facilities in China as well as access to a greater market share for the Company's packaging products in Europe and Asia, formerly marketing territories of LEP-Hong Kong. There can be no assurance, however, that the Exchange will produce the anticipated results for the Company. In addition, under a certain Assignment and Distribution Agreement, dated September 23, 1996, by and between the Company and LEP-Hong Kong, the Company would have been required to pay to LEP-Hong Kong a royalty in the amount of $2,000,000 by September 23, 1998. Consummation of the Exchange will eliminate the royalty requirement specified in the Assignment and Distribution Agreement.


BACKGROUND


    Prior to the Company's initial public offering (the "IPO") on December 5, 1996, LEP-Hong Kong owned all of the Company's outstanding Common Stock. From the IPO until November 3, 1997, LEP-Hong Kong owned 1,875,000 shares of the Company's Common Stock, constituting approximately 57% of the issued and outstanding shares of Common Stock. On November 3, 1997, as part of an internal corporate restructuring, LEP-Hong Kong transferred all of its shares in the Company to the Majority Stockholder, making it the Company's direct, rather than indirect, parent corporation. As a result of the share exchange, the Company will become the 100% owner of Justrite, the indirect 100% owner of Breakspear Limited, LEP-Hong Kong, Smart Investments Limited and Circle Round Limited (wholly-owned subsidiaries of Justrite), the indirect majority owner of one China joint venture and the indirect 50% owner of another. Messrs. Lip-Boon Saw and Richard Fung-Gea Wong are both directors of Justrite, Breakspear and LEP-Hong Kong.



    The Amendment was approved by the Unanimous Written Consent of the Board of Directors, dated March 9, 1998. The Amendment was also approved by the Written Consent of the Majority Stockholder, also dated March 9, 1998, pursuant to
Section 228 of the Delaware General Corporation Law. Delaware law requires approval of the Amendment by a simple majority of the shares of Common Stock issued and outstanding. The 57% of Common Stock held by the Majority Stockholder constitutes the simple majority required to pass the Amendment.



    The share exchange transaction itself was approved by the Company's Board of Directors and did not require submission to the stockholders under Delaware law. The Company received a waiver from the Nasdaq National Market of its stockholder approval requirement with respect to the share exchange transaction.


THE SHARE EXCHANGE AGREEMENT


    The Agreement provides that the Company is to acquire all of the outstanding capital stock of Justrite in exchange for the issuance to the Majority Stockholder of 2,250,000 shares of the Common Stock, par value $.01 per share. On June 10, 1998, the Company issued to the Majority Stockholder 1,250,000 shares of the 2,250,000 shares of Common Stock. Aside from the Amendment and the issuance of the remaining 1,000,000 shares to the Majority Stockholder, all other conditions to closing under the Agreement have been satisfied or waived. The Amendment and the issuance of the 1,000,000 shares of Common Stock to the
Majority Stockholder will take place on or about July   , 1998, or 20 days from
the date of mailing of this Information Statement to the Company's stockholders. Prior to the issuance of the shares to the Majority Stockholder, it holds 57% of the Common Stock. Upon issuance of the shares, it will hold 74% of the Common Stock.

    The Agreement contains certain warranties by the Majority Stockholder with respect to Justrite and the subsidiaries. The Agreement limits the liability of the Majority Stockholder arising under the Agreement to no more than US$13,500,000. The Agreement also provides for the assumption by the Company of any guarantees and letters of undertaking by the Majority Stockholder for the benefit of Justrite or the subsidiaries.


    The 2,250,000 shares of Common Stock issuable to the Majority Stockholder under the Agreement have been valued by the Company and the Majority Stockholder at $6.00 per share, as specified in the Agreement, or US$13,500,000 in the aggregate. The Majority Stockholder undertakes, pursuant to the Agreement, that in the event the audited net asset value of Justrite for the year ended March 31, 1998 as reflected in its audited report and financial statements is less than US$4,500,000, the Majority Stockholder will pay to the Company, on a US-dollar for US-dollar basis, the amount of any shortfall. The US$13,500,000 valuation was reached by negotiations between the parties and takes account of the $4.5 million net asset value undertaking referred to above, profits generated by Justrite and its subsidiaries in prior years and an adjustment for estimated downtime during the setup of new facilities.


    The foregoing discussion contains forward-looking statements which are inherently subject to risks and uncertainties.

JUSTRITE AND THE SUBSIDIARIES


    The following is a summary description of each of Justrite and its subsidiaries. A table of corporate information for each of them appears as Appendix I to this Information Statement. Audited Financial Statements for Justrite and the subsidiaries, for each of the three years ended March 31, 1997, appear elsewhere in this Information Statement.


JUSTRITE


    Justrite is an investment holding company for its operating subsidiaries which are engaged in the manufacture and distribution of packaging products. Justrite is incorporated in the British Virgin Islands and has its headquarters in Hong Kong. Prior to the share exchange, 100% of the outstanding share capital of Justrite was held by the Majority Stockholder and is being transferred to the Company in the share exchange.


LEP-HONG KONG


    LEP-Hong Kong is the primary operating subsidiary of Justrite. LEP-Hong Kong is a Hong Kong registered company. Of the 2,000,000 shares of LEP-Hong Kong outstanding, 1,999,999 are held by Justrite, and one share is held by a third party. LEP-Hong Kong coordinates the distribution of packaging products produced by Justrite's other subsidiaries to its customers throughout Europe, Asia and, through the Company, to North America. LEP-Hong Kong has a sales force in Hong Kong to deal directly with its Asian and European customers. The packaging products distributed by LEP-Hong Kong are essentially the same types of products distributed by the Company in North America. LEP-Hong Kong owns a 50% interest in Circle Round Limited and Dongguan Shilong Wah Rich Packaging.


BREAKSPEAR LIMITED


    Breakspear Limited is a wholly-owned subsidiary of Justrite. It is incorporated in the British Virgin Islands. Breakspear serves as a holding company for a 60% interest in Dongguan Walford Ornaments Packaging Limited, a manufacturing joint venture in China. Breakspear also performs administrative services in connection with the distribution of the packaging products. It serves as the contractual management company for the factories in China. It purchases all of the products from the China joint ventures and sells them to LEP-Hong Kong. For tax planning purposes, it retains most of the profits from these sales.

CIRCLE ROUND LIMITED


    Circle Round Limited is a 50% owned subsidiary of LEP-Hong Kong. It is a property holding company and holds title to the office/showroom/warehouse premises in Hong Kong, which are used by LEP-Hong Kong.


CHINA JOINT VENTURES


    Dongguan Shilong Wah Rich Packaging Limited ("Dongguan Shilong") is a manufacturing joint venture in China which is 50% owned by LEP-Hong Kong and 50% owned by a China party, Dongguan City Shek Long Wah Nam Enterprises Company. This is one of two joint ventures involved in the manufacture of packaging products for distribution by the other subsidiaries. Dongguan Shilong operates pursuant to a management agreement between Breakspear Limited and the China party. Under the management agreement, Breakspear Limited is responsible for all of the assets and liabilities of the joint venture and is entitled to all of the net profits from its operations after the payment of a fixed amount as a management fee to the China party each year. LEP-Hong Kong leases property from the China party for use by the joint venture. Although the actual production of the packaging products has been transferred from Dongguan Shilong to Dongguan Walford, this entity is maintained in existence for tax planning purposes.



    Dongguan Walford Ornaments Packaging Company Limited ("Dongguan Walford") is the primary manufacturing joint venture in China, which is 60% owned by Breakspear and 40% owned by Dongguan City Shek Long Wah Nam Enterprises Company. Breakspear has a management agreement and profit sharing arrangement with the China party similar to that of Dongguan Shilong. Dongguan Walford has assumed the actual production of the packaging products from Dongguan Shilong.


    Both of the joint ventures are managed by Breakspear Limited. They produce packaging products exclusively for Breakspear Limited and are prohibited from selling to third parties. The two factories in which the products are manufactured are approximately 450,000 square feet in the aggregate and employ between 2,850 and 3,100 workers, depending upon worker turnover, production demands and the local employment market. The two factories are under one management team. All workers in both factories are employed by Dongguan Walford.

MATERIAL INCORPORATED BY REFERENCE


    The audited balance sheets of the Company as of March 31, 1997 and 1996 and the related statements of income, shareholders' equity and cash flows for the three years ended March 31, 1997, are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "Annual Report"). The Company's unaudited balance sheets as of June 30, September 30 and December 31, 1997 and the related statements of income, stockholders' equity and cash flows for each of the three month periods ended June 30, September 30 and December 31, 1997, are incorporated herein by reference to the Company's Quarterly Reports on Form 10-Q (the "Quarterly Reports") for those respective periods.


    Information required pursuant to Item 13(a) of Schedule 14A and specified in Items 302 and 303 of Regulation S-K is hereby incorporated by reference to the Annual Report and each of the Quarterly Reports listed above.


June   , 1998


                                          By Order of the Board of Directors

                                          CASEY K. TJANG, Secretary

                                                                      APPENDIX I


    Details of Justrite and its subsidiaries as at March 31, 1998 are as follows:


                             PLACE OF               ISSUED AND FULLY       ATTRIBUTABLE EQUITY
                             INCORPORATION/         PAID ORDINARY             INTEREST HELD
                             REGISTRATION           SHARE CAPITAL/            BY THE COMPANY
NAME                         AND OPERATION          REGISTERED CAPITAL     DIRECTLY   INDIRECTLY PRINCIPAL ACTIVITIES
---------------------------  ---------------------  ---------------------  ---------  ---------  ---------------------------
Justrite Investments         British Virgin         US$100                 100%       --         Investment holding
 Limited                      Islands

Rich City Internatinal       Hong Kong              HK$2,000,000           --         100%       Sale and distribution of
 Packaging Limited                                                                                packaging products

Breakspear Limited           British Virgin         US$1                   --         100%       Investment holding and
                              Islands                                                             provision of group
                                                                                                  services

Smart Investments Limited    Hong Kong              HK$2                   --         100%       Property holding

Circle Round Limited         Hong Kong              HK$2                   --         100%       Property holding

Dongguan Shilong Wah Rich    People's Republic of   RMB1,410,000           --         50%        Manufacture and sale of
 Packaging Limited            China                  registered capital                           packaging products

Dongguan Walford Ornaments   People's Republic of   HK$26,250,000          --         60%        Manufacture and sale of
 Packaging Company Limited    China                  registered capital                           packaging products

                          LEADING EDGE PACKAGING, INC.
                     INDEX TO COMBINED FINANCIAL STATEMENTS


Independent Auditor's Report..........................................................        F-1

Combined Balance Sheets...............................................................        F-2

Combined Statements of Income.........................................................        F-3

Combined Statements of Shareholders' Equity...........................................        F-4

Combined Statements of Cash Flow......................................................        F-5

Notes to Combined Financial Statements................................................        F-6

                          INDEPENDENT AUDITORS' REPORT

The Shareholders and The Board of Directors
Leading Edge Packaging, Inc.

We have audited the accompanying combined balance sheets of Leading Edge Packaging, Inc. and Justrite Investments Limited (hereinafter collectively referred to as the "Company") as of March 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also inlcudes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Leading Edge Packaging, Inc. and Justrite Investments Limited as of March 31, 1998 and 1997 and the combined results of their operations and their cash flows for each of the three years in the period ended March 31, 1998 in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu
Hong Kong

June 5, 1998

                          LEADING EDGE PACKAGING, INC.
                            COMBINED BALANCE SHEETS

                                                                                         1998           1997
                                                                                     -------------  -------------
                                                     ASSETS
Current assets:
 Cash and cash equivalents.........................................................  $     951,167  $   5,099,726
 Accounts receivable, net of allowance for doubtful accounts--1998, $218,560; 1997,
   $218,560........................................................................      2,295,719      8,934,236
 Bills receivable (Note 3).........................................................        935,564      1,894,140
 Inventories (Note 4)..............................................................      6,589,704      5,838,995
 Receivable from Chung Hwa Group (Note 12).........................................     12,746,138     15,417,834
 Prepaid expenses and other current assets.........................................        505,353        371,597
                                                                                     -------------  -------------
      Total current assets.........................................................     24,023,645     37,556,528
 Property, plant and equipment, net of accumulated depreciation--1998, $3,160,360;
   1997, $2,516,419 (Note 5).......................................................      5,588,272      6,050,158
                                                                                     -------------  -------------
      Total assets.................................................................  $  29,611,917  $  43,606,686
                                                                                     -------------  -------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable..................................................................  $   2,424,570  $   2,373,315
 Bills payable (Note 3)............................................................      1,250,727        262,490
 Payable to Chung Hwa Group (Note 12)..............................................       --            7,221,501
 Accrued liabilities...............................................................      2,154,250      1,827,698
 Income taxes payable (Note 6).....................................................        547,253      2,043,098
 Short-term borrowings (Note 7)....................................................      5,865,232      1,270,756
 Current portion of long-term debt (Note 8)........................................        273,395        248,993
                                                                                     -------------  -------------
      Total current liabilities....................................................     12,515,427     15,247,851
                                                                                     -------------  -------------
Long-term liabilities:
 Deferred income taxes.............................................................         51,095         65,049
 Long-term debt (Note 8)...........................................................        656,784        929,285
                                                                                     -------------  -------------
      Total long-term liabilities..................................................        707,879        994,334
                                                                                     -------------  -------------
      Minority interests...........................................................      1,550,387      1,552,393
                                                                                     -------------  -------------
Commitments and contingencies (Note 14)
Shareholders' equity:
Leading Edge:
 Preferred stock, $0.01 par value. Authorized 5,000,000 shares; none issued and
   outstanding.....................................................................       --             --
 Common stock, $0.01 par value. Authorized 5,000,000 shares; 3,312,500 shares
   issued and outstanding..........................................................         33,125         33,125
Justrite:
 Common stock $1.00 par value. Authorized 50,000 shares; 100 shares issued and
   outstanding.....................................................................            100            100
                                                                                     -------------  -------------
                                                                                            33,225         33,225
 Additional paid-in capital........................................................      7,320,688      7,320,688
 Retained earnings.................................................................      7,493,689     18,479,795
 Foreign currency translation adjustment...........................................         (9,378)       (21,600)
                                                                                     -------------  -------------
      Total shareholder's equity...................................................     14,838,224     25,812,108
                                                                                     -------------  -------------
      Total liabilities and shareholders' equity...................................  $  29,611,917  $  43,606,686
                                                                                     -------------  -------------

            See accompanying Notes to Combined Financial Statements

                          LEADING EDGE PACKAGING INC.
                         COMBINED STATEMENTS OF INCOME


                                                                                 YEAR ENDED MARCH 31,
                                                                      -------------------------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------

Net sales...........................................................  $  22,267,966  $  23,879,823  $  21,971,568

Cost of sales.......................................................     11,666,712     12,736,217     12,103,245
                                                                      -------------  -------------  -------------

Gross profit........................................................     10,601,254     11,143,606      9,868,323

Selling, general and administrative expenses........................      6,574,704      5,982,605      5,076,739

Non-recurring expense (Note 11).....................................        373,928       --             --
                                                                      -------------  -------------  -------------

Operating income....................................................      3,652,622      5,161,001      4,791,584

Interest expense....................................................       (530,946)      (353,468)      (355,112)

Interest income.....................................................        102,305         37,675         45,002

Other income........................................................        163,200        233,324        211,485
                                                                      -------------  -------------  -------------

Income before income taxes..........................................      3,387,181      5,078,532      4,692,959

Income taxes (Note 6)...............................................        124,582      1,328,628        191,657
                                                                      -------------  -------------  -------------

Net income..........................................................  $   3,262,599  $   3,749,904  $   4,501,302
                                                                      -------------  -------------  -------------

Basic and diluted earnings per share................................  $        0.59  $        0.82  $        2.00
                                                                      -------------  -------------  -------------


            See accompanying Notes to Combined Financial Statements

                          LEADING EDGE PACKAGING, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY


                                              COMMON STOCK
                                ----------------------------------------
                                  LEADING
                                    EDGE         JUSTRITE                                                 FOREIGN
                                 PACKAGING,     INVESTMENTS                ADDITIONAL                    CURRENCY        TOTAL
                                    INC.          LIMITED                   PAID-IN        RETAINED     TRANSLATION  SHAREHOLDERS'
                                   SHARES         SHARES        AMOUNT      CAPITAL        EARNINGS     ADJUSTMENTS      EQUITY
                                ------------  ---------------  ---------  ------------  --------------  -----------  --------------
Balance at April 1, 1995--
  Leading Edge................       --             --         $  --      $    --       $     --         $  --       $     --
  Justrite....................       --                100           100       258,988      10,228,589      --           10,487,677
Net income for the year.......       --             --            --           --            4,501,302      --            4,501,302
Issuance of common stock......        1,500         --             1,500       --             --            --                1,500
                                ------------           ---     ---------  ------------  --------------  -----------  --------------
Balance at March 31, 1996             1,500            100         1,600       258,988      14,729,891      --           14,990,479
Issuance of common stock and
  share split.................    1,873,500         --            17,250       --             --            --               17,250
Contribution by Rich City of
  part of accounts payable to
  Rich City*..................       --             --            --           481,250        --            --              481,250
Issuance of common stock in a
  public offering.............    1,437,500         --            14,375     6,580,450        --            --            6,594,825
Net income for the year.......       --             --            --           --            3,749,904      --            3,749,904
Translation adjustments.......       --             --            --           --             --           (21,600)         (21,600)
                                ------------           ---     ---------  ------------  --------------  -----------  --------------
Balance at March 31, 1997.....    3,312,500            100        33,225     7,320,688      18,479,795     (21,600)      25,812,108

Net income for the year.......       --             --            --           --            3,262,599      --            3,262,599
Translation adjustments.......       --             --            --           --             --            12,222           12,222
Dividend paid by Justrite to
  Chung Hwa...................       --             --            --           --          (14,248,705)     --          (14,248,705)
                                ------------           ---     ---------  ------------  --------------  -----------  --------------
Balance at March 31, 1998.....    3,312,500            100     $  33,225  $  7,320,688  $    7,493,689   $  (9,378)  $   14,838,224
                                ------------           ---     ---------  ------------  --------------  -----------  --------------
                                ------------           ---     ---------  ------------  --------------  -----------  --------------


* Rich City International Packaging Limited ("Rich City") was the former holding company of Leading Edge Packaging, Inc.

            See accompanying Notes to Combined Financial Statements

                           LEADING EDGE PACKING, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED MARCH 31,
                                                                       -------------------------------------------
                                                                            1998           1997           1996
                                                                       --------------  -------------  ------------
Cash flows from operating activities:
  Net income.........................................................  $    3,262,599  $   3,749,904  $  4,501,302
  Adjustments to reconcile net income to net cash provided by (used
    in) operating activities:
    Deferred income taxes............................................         (13,954)       (13,596)       (6,623)
    Depreciation.....................................................         643,941        619,169       686,628
    Loss on sale of property, plant and equipment....................        --             --              15,224
    Changes in operating assets and liabilities:
      Long-term receivable...........................................        --              566,000       165,000
      Accounts receivable............................................       6,638,517     (5,568,105)      211,810
      Bills receivable...............................................         958,576     (1,516,988)      289,386
      Inventories....................................................        (750,709)       (81,204)    1,220,173
      Prepaid expenses and other current assets......................        (133,756)       143,749       685,006
      Accounts payable...............................................          51,255        701,753       717,976
      Bills payable..................................................         988,237        110,470       (79,871)
      Accrued liabilities............................................         326,552        335,841      (185,122)
      Income taxes payable...........................................      (1,495,845)     1,339,309       196,308
                                                                       --------------  -------------  ------------
  Net cash provided by operating activities..........................      10,475,413        386,302     8,417,197
                                                                       --------------  -------------  ------------
Cash flows from investing activities:
  Purchase of property, plant and equipment..........................        (182,055)      (583,061)     (549,448)
  Proceeds from sale of property, plant and equipment................        --             --               1,655
                                                                       --------------  -------------  ------------
  Net cash used in investing activities..............................        (182,055)      (583,061)     (547,793)
                                                                       --------------  -------------  ------------
Cash flows from financing activities:
  Bank loan raised...................................................       4,594,476        143,376       392,896
  Repayments of long-term borrowings.................................        (246,541)      (458,476)     (193,093)
  Net proceeds from issuance of common stock.........................        --            7,093,325         1,500
  Payment of capital lease obligations...............................          (1,057)       (28,679)     (145,101)
  Repayments from Chung Hwa Group....................................      15,716,978      3,219,763     1,064,587
  Advances to Chung Hwa Group........................................     (34,515,488)    (4,923,208)   (9,570,525)
                                                                       --------------  -------------  ------------
  Net cash (used in) provided by financing activities................     (14,451,632)     5,046,101    (8,449,736)
                                                                       --------------  -------------  ------------
  Effect of exchange rate changes on cash and cash equivalents.......           9,715        (24,114)      --
                                                                       --------------  -------------  ------------
Net (decrease) increase in cash and cash equivalents.................      (4,148,559)     4,825,228      (580,332)
Cash and cash equivalents at beginning of year.......................       5,099,726        274,498       854,830
                                                                       --------------  -------------  ------------
Cash and cash equivalents at end of year.............................  $      951,167  $   5,099,726  $    274,498
                                                                       --------------  -------------  ------------
Supplemental disclosures of cash flow information:
  Interest paid......................................................  $      530,946  $     352,421  $    355,112
  Income taxes paid..................................................       1,634,381          2,915         1,972

In the year ended March 31, 1998, Justrite declared a dividend of $14,248,705 which was credited to the account of its shareholder, Chung Hwa.

            See accompanying Notes to Combined Financial Statements

                          LEADING EDGE PACKAGING, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION


    Leading Edge is a corporation incorporated in Delaware and is engaged in the sale and distribution of packaging products in North America. On December 2, 1996, Leading Edge issued 1,437,500 shares in a public offering and its shares were listed on Nasdaq National Market since that day.



    On January 23, 1998, Leading Edge entered into a Share Exchange Agreement (the "Agreement") with its ultimate holding company, Chung Hwa Development Holdings Limited (Chung Hwa"). Chung Hwa is a Bermuda company and its shares are listed on The Stock Exchange of Hong Kong Limited. Pursuant to the Agreement, Leading Edge received all of the issued and outstanding shares of Justrite, a wholly owned subsidiary of Chung Hwa incorporated in the British Virgin Islands, in exchange for 2,250,000 shares of Leading Edge's common stock valued at $6.00 per share. Justrite is engaged in the manufacturing, sale and distribution products. Leading Edge and Chung Hwa completed the transaction on March 13, 1998, subject to the issuance of 2,250,000 shares of Leading Edge's common stock of Chung Hwa.


    Because Leading Edge and Justrite are under common control, the financial statements have been prepared to reflect the combined financial position, results of operations and cash flows of Leading Edge and Justrite for all the periods presented at historical cost as if the structure of the Company resulting form the above transactions had been in existence for each of the three years ended March 31, 1996, 1997 and 1998 using the pooling-of-interests method.

    At March 31, 1998, the balances on additional paid-in capital, retained profits, foreign currency translation adjustments are as follows:

                                                                                                        FOREIGN
                                                                           ADDITIONAL                  CURRENCY
                                                                            PAID-IN       RETAINED    TRANSLATION
NAME OF COMPANY                                                             CAPITAL       EARNINGS    ADJUSTMENTS
------------------------------------------------------------------------  ------------  ------------  -----------
Leading Edge............................................................  $  7,061,700  $  2,942,563   $  --
Justrite................................................................       258,988     4,551,126      (9,378)
                                                                          ------------  ------------  -----------
                                                                          $  7,320,688  $  7,493,689   $  (9,378)
                                                                          ------------  ------------  -----------
                                                                          ------------  ------------  -----------

    At March 31, 1998, the Company had the following principal subsidiaries, all of which are subsidiaries of Justrite:

                                                                     PERCENTAGE OF
NAME OF SUBSIDIARY                                                   SHAREHOLDING          PLACE OF INCORPORATION
-------------------------------------------------------------  -------------------------  ------------------------
Justrite Investments Limited.................................               100%          British Virgin Islands
Leading Edge Packaging Limited...............................               100%          Hong Kong
Breakspear Limited...........................................               100%          British Virgin Islands
                                                                                          Other region of the
                                                                                            People's Republic of
Dongguan Shilong Wah Rich Packaging Limited..................                50%          China ("PRC")
Dongguan Walford Ornaments Packaging Company Limited.........                60%          PRC

    Dongguan Shilong Wah Rich Packaging Limited and Dongguan Walford Ornaments Packaging Company Limited were established by the Company with an independent Chinese party in the PRC. Under the management agreements with the PRC party, the Company is responsible for all of the assets and liabilities of these joint ventures and is entitled to all of the net profits of their operations after the payment of a fixed amount as management fee to the PRC party each year during the terms of the

                          LEADING EDGE PACKAGING, INC.

1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) management agreements. The Company therefore effectively has a 100 per cent attributable economic interest in these joint ventures. Accordingly, the joint ventures are accounted for as wholly-owned subsidiaries of the Company. On cessation of these joint ventures, which have a remaining life of 7 years, the Company will be entitled to all assets other than those contributed by the PRC party and any immovable building improvements, which are not significant.

    All significant intra-group transactions and balances have been eliminated on combination.

    The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars as the Company's sales are predominantly denominated in U.S. dollars.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS--Cash and cash equivalents include cash on hand, demand deposits, interest bearing savings accounts, and time certificate of deposits with an original maturity of three months or less.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment is stated at cost. Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives using the straight line method, at the following rates per annum:


Land held on long term leases................  Over the terms of the leases
Land held on medium term leases..............  2.5% or over the terms of the respective leases whichever is shorter
Buildings....................................  2.5% or over the terms of the respective leases whichever is shorter
Property under development...................  Nil
Leasehold improvements.......................  10% - 20% or over the terms of the respective leases whichever is shorter
Furniture, fixtures and equipment............  10% - 33 1/3%
Plant and machinery..........................  10%
Motor vehicles...............................  20%


    LEASED ASSETS--Leases that transfer substantially all the rewards and risks of ownership of assets to the Company are accounted for as capital leases. At the inception of a capital lease, the cost of the leased asset is capitalized at the present value of the minimum lease payments and recorded together with the obligation, excluding the interest element, to reflect the purchase and financing. Assets held under capital leases are included in property, plant and equipment and are depreciated over their estimated useful lives.

    INVENTORIES--Inventories held for resale are stated at the lower of cost, determined by the first-in, first-out method, or value determined by the market. Finished goods inventories consist of raw materials, direct labour, and overhead associated with the manufacturing process.

    VALUATION OF LONG-LIVED ASSETS--The Company periodically evaluates the carrying value of long-lived assets to be held and use, including goodwill and other intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value

                          LEADING EDGE PACKAGING, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

    NET SALES--Net sales represent the invoiced value of products sold less discounts and returns. Sales are recognized when products are shipped to customers or when title passes, if later.

    INCOME TAXES--The Company has adopted the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the liability method, deferred taxes are determined based upon the difference between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax expense (benefit) represents the change in the deferred tax balances.

    FOREIGN CURRENCY TRANSLATION--Assets and liabilities of foreign operations are translated using period-end exchange rates. Revenues and expenses of foreign operations are translated using average monthly exchange rates. The impact of exchange rate changes is shown as "Foreign Currency Translation Adjustment" in shareholders' equity. Gains or losses from foreign currency transactions, which are immaterial for all periods presented, are included in net income.

    EMPLOYEE BENEFITS--The Company does not provide any post retirement benefits other than the defined contribution plan, and post employment benefits, if any, are not material.

    EARNINGS PER SHARE--Earnings per common share based on the weighted average number of shares of common stock outstanding as if the shares pursuant to the Agreement in note 1 had been issued on April 1, 1995. The weighted average number of shares of common stock outstanding including 2,250,000 shares to be issued under the Agreement during each of the three years ended March 31, 1998, 1997 and 1996 was 5,562,500, 4,597,603 and 2,250,000 respectively. On March 3,
1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". This pronouncement provides for the calculation of basic and diluted earnings per share which is different from the current calculation of primary and fully diluted earnings per share. Common stock equivalents had no material dilutive effect on earnings per share and, accordingly, no diluted earnings per share is shown. The adoption of this new standard had no impact on the Company.

    NEW ACCOUNTING STANDARDS NOT YET ADOPTED--The FASB has issued three new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

    SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognised under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

    SFAS NO. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as

                          LEADING EDGE PACKAGING, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    SFAS No. 132, "Employers Disclosures about Pensions and Other Postretirement Benefits", amends the disclosure requirements relating to pensions and other postretirement benefits.


    Each of these new standards is effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.



    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates. Actual results could differ from those estimates.


3.  BILLS RECEIVABLE AND PAYABLE

    Bills receivable and payable represent accounts receivable and payable in the form of bills of exchange, whose acceptances and settlements are handled by banks.

    During each of the years ended March 31, 1998, 1997 and 1996, the Company had factored gross bills receivable of $5,475,381, $7,671,466 and $11,174,262, respectively, with financial institutions with recourse to the Company. The net proceeds after discounts during each of these years amounted to $5,319,333, $7,452,829 and $10,855,795. There were no repurchase terms except for the recourse under the terms of the factoring agreement in the event of customer default.

4.  INVENTORIES

    Inventories by major categories are summarized as follows:

                                                                            MARCH 31,
                                                                    --------------------------
                                                                        1998          1997
                                                                    ------------  ------------
Raw materials.....................................................  $  2,647,834  $  4,240,407
Finished goods....................................................     3,941,870     1,598,588
                                                                    ------------  ------------
                                                                    $  6,589,704  $  5,838,995
                                                                    ------------  ------------
                                                                    ------------  ------------

                          LEADING EDGE PACKAGING, INC.

5. PROPERTY, PLANT AND EQUIPMENT

                                                                                                MARCH 31,
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
   Property, plant and equipment consists of the following:

Leasehold land and buildings..........................................................  $  3,271,049  $  3,275,280
Leasehold improvements................................................................     1,078,705     1,066,555
Furniture fixtures and equipment......................................................     1,113,802       994,392
Plant and machinery...................................................................     3,237,710     3,182,923
Motor vehicles........................................................................        47,366        47,427
                                                                                        ------------  ------------
                                                                                        ------------  ------------
    Total.............................................................................     8,748,632     8,566,577
Less: Accumulated depreciation........................................................     3,160,360     2,516,419
                                                                                        ------------  ------------
Net book value........................................................................  $  5,588,272  $  6,050,158
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Included in property, plant and equipment of the Company are assets acquired under capital leases with the following net book value:

                                                                                                    MARCH 31,
                                                                                               --------------------
                                                                                                 1998       1997
                                                                                               ---------  ---------
At cost:

Furniture, fixtures and equipment............................................................  $   7,599  $   7,599
Less: Accumulated depreciation...............................................................     (1,900)      (380)
                                                                                               ---------  ---------
                                                                                               $   5,699  $   7,219
                                                                                               ---------  ---------
                                                                                               ---------  ---------

Depreciation of capital lease assets included in depreciation expense in the accompanying combined statements of income were $1,520, $380 and $1,454 for the years ended March 31, 1998, 1997 and 1996, respectively.

6. INCOME TAXES

    The components of income (loss) before income taxes are as follows:

                                                                                    YEAR ENDED MARCH 31,
                                                                          ----------------------------------------
                                                                              1998          1997          1996
                                                                          ------------  ------------  ------------
United States...........................................................  $  1,556,450  $  3,433,307  $    --
Foreign subsidiaries operating in:
  Hong Kong.............................................................      (186,033)   (1,003,243)     (181,215)
  Others................................................................     2,016,764     2,648,468     4,874,174
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
                                                                          $  3,387,181  $  5,078,532  $  4,692,959
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong. During the three years ended March 31, 1998, the Company's manufacturing operations were outside Hong Kong and the majority of income was not subject to tax in Hong Kong or in other jurisdictions. During the year ended March 31, 1997, the Company established operations in the United States and revenue derived from

                          LEADING EDGE PACKAGING, INC.

6. INCOME TAXES (CONTINUED)
the Company's U.S. operations were subject to income tax in the United States and income tax expense has been computed using a rate of 38% for U.S. Federal and State income taxes.

    The provision for income taxes expense (credit) attributable to the Company consists of the following:

                                                                                     YEAR ENDED MARCH 31
                                                                             ------------------------------------
                                                                                1998         1997         1996
                                                                             ----------  ------------  ----------
Current
  Hong Kong................................................................  $   --      $    --       $  198,280
  U.S. Federal.............................................................     549,000     1,130,324      --
  U.S. State...............................................................     107,000       211,900      --
  Overseas.................................................................    (517,464)      --           --

Deferred
  Hong Kong................................................................     (13,954)      (13,596)     (6,623)
                                                                             ----------  ------------  ----------
                                                                             $  124,582  $  1,328,628  $  191,657
                                                                             ----------  ------------  ----------
                                                                             ----------  ------------  ----------

    A reconciliation between the provision for income taxes computed by applying the statutory tax rates in the United States for 1998, 1997 and 1996 to income before income taxes and the actual provision for income taxes is as follows:

                                                                                    YEAR ENDED MARCH 31
                                                                          ----------------------------------------
                                                                              1998          1997          1996
                                                                          ------------  ------------  ------------
US statutory rate.......................................................           34%           34%           34%
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Provision for income taxes at statutory rate
  on income for the period..............................................  $  1,151,641  $  1,726,701  $  1,595,606
State income taxes......................................................       107,000       211,900       --
International rate differences..........................................        32,556       175,568        31,713
Income not subject to taxation..........................................      (685,700)     (900,479)   (1,657,219)
Prior years' overprovision..............................................      (517,464)      --            --
Other...................................................................        36,549       114,938       221,557
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Income tax provision....................................................  $    124,582  $  1,328,628  $    191,657
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for income tax purposes compared with the respective amounts for financial statements purposes and at the balance sheet dates represented excess tax depreciation over financial reporting depreciation.

                          LEADING EDGE PACKAGING, INC.

7. SHORT TERM BORROWINGS


    These include borrowings in the form of trade acceptances, loans and overdrafts with various banks:


                                                                                                 MARCH 31
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
Credit facilities available at end of year............................................  $  8,389,516  $  7,099,194
Utilized at end of year...............................................................     5,865,232     1,270,756
Weighted average interest rate on borrowings
  at end of year......................................................................           12%           12%


    The Company maintains short-term bank credit lines in the countries in which it operates. Interest rates are generally based on the banks' prime lending rates and the credit lines are normally subject to annual review. As at March 31, 1998, the credit lines are secured by an unlimited corporate guarantee from Chung Hwa and the Company's leasehold land and buildings with aggregrate net book value of US$1,059,764.


8. LONG-TERM DEBT

                                                                                                 MARCH 31,
                                                                                          ------------------------
                                                                                             1998         1997
                                                                                          ----------  ------------
Long-term debt consists of:
Mortgage loan bearing interest at March 31, 1998 ranging from 10.75% to 12.5% repayable over 6 years in monthly instalments and secured on leasehold land and buildings with
  an aggregate net book value of $2,008,932.............................................  $  537,793  $    784,334
Capital lease obligation, interest at 7.861%............................................       4,789         5,846
Other long-term borrowing...............................................................     387,597       388,098
                                                                                          ----------  ------------
    Total...............................................................................     930,179     1,178,278
Current portion of long-term debt.......................................................    (273,395)     (248,993)
                                                                                          ----------  ------------
Long-term debt, less current portion....................................................  $  656,784  $    929,285
                                                                                          ----------  ------------

    Long-term borrowing represents working capital contributed by the PRC party to a subsidiary of the Company pursuant to the joint venture agreement. The amount is unsecured, non interest-bearing and will be repaid on termination of the joint venture.

    Maturities of long-term debt as of March 31, 1998 are as follows:

Year ending March 31,
1999..............................................................................   $273,395
2000..............................................................................     23,734
2001..............................................................................     26,881
2002..............................................................................     30,100
2003 and thereafter...............................................................    576,069
                                                                                    ---------
    Total.........................................................................   $930,179
                                                                                    ---------
                                                                                    ---------

                          LEADING EDGE PACKAGING, INC.

9. COMMON STOCK


    In connection with the public offering on December 2, 1996, the Company agreed to issue and sell to the Underwriter and/or its designees, at the closing of the underwriting, for nominal consideration, five year Underwriter's Warrants (the "Underwriter's Warrants") to purchase 125,000 shares of common stock. The Underwriter's Warrants are exercisable at a price of $8.40 per share of common stock at any time during a period of four years from December 2, 1997 and are restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the date of the offering, except to officers of the Underwriter. The Underwriter's Warrants contain anti-dilution provisions providing for adjusting of the number of shares of common stock and exercise price under certain circumstances. The Underwriter's Warrants grant to the holder thereof and to the holders of the underlying securities certain rights of registration of the securities underlying the Underwriter's Warrants. The fair value of the Underwriter's Warrants is not material.


10. INCENTIVE STOCK OPTION PLAN


    In 1997, the Company established the 1997 Incentive Stock Option Plan (the "1997 Plan") in addition to the 1996 Incentive Stock Option Plan ("1996 Plan"). The 1997 Plan contains terms substantially the same as the 1996 Plan. Options under both Plans may be granted to directors and officers of the Company permitting the purchase in the aggregate of not more than 400,000 shares of the Company's common stock, par value, $0.01 per share provided that until December 5, 1998 the number of share issuable pursuant to options granted under the 1997 Plan shall not, when aggregated with the shares issuable pursuant to options granted under the Company's 1996 Plan, exceed 312,500 shares. On December 11, 1996, options (the "1996 Options") to purchase up to 250,000 shares of Common Stock in the aggregate were granted to officers and directors of the Company and 100,000 options were cancelled in 1997. One-third of the 1996 Options become exercisable after each of 12 months, 30 months and 60 months, respectively. The stock options granted under the 1996 Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The per share option price of the Common Stock subject to each of the 1996 options was $7.15, which was equal to one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date that the options were granted. Shares of Common Stock issued in exchange for options under the Plan will be restricted against resale as necessary to qualify for exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), unless and until the Company deems it appropriate to register such shares under the Securities Act. No further options have been granted and none have been exercised save as mentioned above.



    The Company has elected to continue to apply Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" to account for stock options granted under the plans. If the fair value method specified in Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" had been used, net income and earnings per share for the year ended March 31, 1998 would have been as follows:



                                                                                            1998          1997
                                                                                        ------------  ------------
Net income............................................................................  $  3,241,533  $  3,714,794
                                                                                        ------------  ------------
Basic and diluted earnings per share..................................................  $       0.58  $       0.81
                                                                                        ------------  ------------

                          LEADING EDGE PACKAGING, INC.

10. INCENTIVE STOCK OPTION PLAN (CONTINUED)
    The fair value of options granted during the year was estimated as $118,500 using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate--5.87%; expected life of options--3 years; expected volatility--15.5%; expected dividend yield--Nil.

11. NON-RECURRING EXPENSE

    The amount represents misappropriation of cash by a manager of the Company's factory established in the PRC. The manager has agreed to repay the Company by instalments over 3 years, however, full provision of the amount has been made in the financial statements and any recoveries will be accounted for on a cash basis.

                          LEADING EDGE PACKAGING, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

12. RELATED PARTY TRANSACTIONS


    Chung Hwa is the Company's ultimate holding company and, prior to giving effect to the acqisition of Justrite by the Company, Rich City Investments Limited is a wholly owned subsidiary of Chung Hwa. Advances from/to Chung Hwa and its subsidiaries ("Chung Hwa Group") were made on an interest-free basis during the years.


    The following table summarizes the balances and movements between the Company and the Chung Hwa Group:

                                                                                               MARCH 31
                                                                                     ----------------------------
                                                                                         1998           1997
                                                                                     -------------  -------------
Receivables (Payables)
  Chung Hwa Development Holdings Limited...........................................  $  12,746,138  $  (7,221,501)
Rich City Investments Limited......................................................       --           15,417,834
                                                                                     -------------  -------------
Net amount receivable from Chung Hwa Group.........................................  $  12,746,138  $   8,196,333
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Balance as of April 1, 1995....................................................   (2,013,050)
Advances to Chung Hwa Group....................................................    9,570,525
Repayments from Chung Hwa Group................................................   (1,064,587)
                                                                                 -----------
Balance as of March 31, 1996...................................................    6,492,888
Repayments from Chung Hwa Group................................................   (3,219,763)
Advances to Chung Hwa Group....................................................    4,923,208
                                                                                 -----------
Balance as of March 31, 1997...................................................    8,196,333
Repayments from Chung Hwa Group................................................  (15,716,978)
Advances to Chung Hwa Group....................................................   34,515,488
Dividend paid to Chung Hwa Group...............................................  (14,248,705)
                                                                                 -----------
Balance as of March 31, 1998...................................................  $12,746,138
                                                                                 -----------
                                                                                 -----------

    The net amounts due from Chung Hwa Group are unsecured, non-interest bearing and repayable on demand.

    At March 31, 1998 Chung Hwa Group has guaranteed the Company's credit facilities (Note 7). No charges have been made in respect of these guarantees.

13. CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

    Customers accounting for 10% or more of the total net sales for each of the three years in the period ended March 31, 1996, 1997 and 1998 are detailed as follows:

                                                                                                  YEAR ENDED MARCH 31,
                                                                                             -------------------------------
                                                                                               1998       1997       1996
                                                                                             ---------  ---------  ---------
Customer A.................................................................................        10%        23%        13%
Customer B.................................................................................         5%        20%         7%
Customer C.................................................................................        10%     --         --

                          LEADING EDGE PACKAGING, INC.

    Details of the accounts receivable from the five customers with the largest receivable balances at March 31, 1998, 1997 and 1996 are as follows:

                                                                                                PERCENTAGE OF ACCOUNTS
                                                                                              RECEIVABLE AS AT MARCH 31,
                                                                                         -------------------------------------
                                                                                            1998         1997         1996
                                                                                         -----------  -----------  -----------
Five largest receivable balances.......................................................         54%          34%          32%

    Bad debt expense was nil, $218,560 and $5,944 for the years ended March 31, 1998, 1997 and 1996, respectively.

14. COMMITMENTS AND CONTINGENCIES

    At March 31, 1998, the Company factored gross bills receivable of $946,212 at a discount of $26,967 with banks with recourse.

    The Company leases premises and equipment under various operating leases which do not contain any renewal and escalation clauses. Rental expense under operating leases was $1,113,769, $796,290 and $575,330, for the years ended March 31, 1998, 1997 and 1996, respectively.

    At March 31, 1998, the Company was obligated under operating leases requiring minimum rentals as follows:

YEAR ENDING MARCH 31,
--------------------------------------------------------------------------------
1998............................................................................  $    873,394
1999............................................................................       794,008
2000............................................................................       582,915
2001............................................................................       242,740
2002............................................................................        13,161
                                                                                  ------------
Total minimum lease payments....................................................  $  2,506,218
                                                                                  ------------
                                                                                  ------------

15. RETIREMENT PLAN

    The Company has a defined contribution retirement plan covering substantially all employees in Hong Kong. Under this plan, eligible employees may contribute amounts through payroll deductions which are equal to 5% of individual salary, supplemented by employer contributions at 5% of individual salary, for investment in various funds established by the plan. The expense related to this plan was $34,781, $29,668 and $32,632, for the years ended March 31, 1998, 1997 and 1996.

16. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The carrying amounts of cash, accounts receivable, bills receivable, receivable from a related party, receivable form ultimate holding company accounts payable, bills payable and payable to ultimate holding company are short term in nature and therefore reflect their fair value. All the financial instruments are for trade purposes.

                          LEADING EDGE PACKAGING, INC.

17. SEGMENT INFORMATION

    The Company is engaged in one business segment which is the manufacture, sale and distribution of packaging products. An analysis of sales by geographic destinations for the relevant years is as follows:

                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
Net sales:
  North America.....................................................  $  11,308,861  $  12,987,263  $  10,711,411
  Europe............................................................      5,176,973      5,908,333      4,835,891
  Asia and others...................................................      5,782,132      4,984,227      6,424,266
                                                                      -------------  -------------  -------------
                                                                      $  22,267,966  $  23,879,823  $  21,971,568
                                                                      -------------  -------------  -------------

The following are the Company's operating information by geographic area:

Net sales:
  North America.....................................................  $  11,308,861  $  12,987,263  $  10,711,411
  Hong Kong and other parts of PRC..................................     10,959,105     10,892,560     11,260,157
                                                                      -------------  -------------  -------------
                                                                      $  22,267,966  $  23,879,823  $  21,971,568
                                                                      -------------  -------------  -------------
Operating income:
  North America.....................................................  $   1,610,870  $   3,358,866  $    --
  Hong Kong and other parts of PRC..................................      2,041,752      1,802,135      4,791,584
                                                                      -------------  -------------  -------------
                                                                      $   3,652,622  $   5,161,001  $   4,791,584
                                                                      -------------  -------------  -------------
Assets at end of year:
  North America.....................................................  $   8,568,218  $  13,866,879  $    --
  Hong Kong and other parts of PRC..................................     21,043,699     29,739,807     28,595,120
                                                                      -------------  -------------  -------------
                                                                      $  29,611,917  $  43,606,686  $  28,595,120

                          LEADING EDGE PACKAGING, INC.

18. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                      FISCAL 1998
                                                                  ----------------------------------------------------
                                                                   JUNE 30   SEPTEMBER 30    DECEMBER 31    MARCH 31
                                                                  ---------  -------------  -------------  -----------
                                                                    $'000        $'000          $'000         $'000
NET SALES:
Balance as per 10Q or 10K
  -Leading Edge.................................................  $   2,751    $   3,029      $   3,262     $  --
Adjustment on combination with Justrite.........................      1,535        1,731          4,071         5,889
                                                                  ---------       ------         ------    -----------
Combined amount.................................................      4,286        4,760          7,333         5,889
                                                                  ---------       ------         ------    -----------
GROSS PROFIT:
Balance as per 10Q or 10K
  -Leading Edge.................................................      1,141          996          1,056        --
Adjustment on combination with Justrite.........................        766        1,168          2,258         3,216
                                                                  ---------       ------         ------    -----------
Combined amount.................................................      1,907        2,164          3,314         3,216
                                                                  ---------       ------         ------    -----------
NET INCOME:
Balance as per 10Q or 10K
  -Leading Edge.................................................        465          262            229        --
Adjustment on combination with Justrite.........................         46           79            679         1,503
                                                                  ---------       ------         ------    -----------
Combined amount.................................................        511          341            908         1,503
                                                                  ---------       ------         ------    -----------
EARNINGS PER SHARE:
Balance as per 10Q or 10K
  -Leading Edge.................................................       0.14         0.08           0.07        --
Adjustment on combination with Justrite.........................      (0.05)       (0.02)          0.09          0.28
                                                                  ---------       ------         ------    -----------
Combined amount.................................................  $    0.09    $    0.06      $    0.16     $    0.28
                                                                  ---------       ------         ------    -----------

                                                                                      FISCAL 1997
                                                                  ----------------------------------------------------
                                                                   JUNE 30   SEPTEMBER 30    DECEMBER 31    MARCH 31
                                                                  ---------  -------------  -------------  -----------
                                                                    $'000        $'000          $'000         $'000
NET SALES:
Balance as per 10Q or 10K
  -Leading Edge.................................................  $   2,505    $   3,047      $   3,696     $   3,740
Adjustment on combination with Justrite.........................      2,261        3,957          2,803         1,871
                                                                  ---------       ------         ------    -----------
Combined amount.................................................      4,766        7,004          6,499         5,611
                                                                  ---------       ------         ------    -----------
GROSS PROFIT:
Balance as per 10Q or 10K
  -Leading Edge.................................................        808        1,007          1,151         1,615
Adjustment on combination with Justrite.........................      1,418        2,205          1,947           993
                                                                  ---------       ------         ------    -----------
Combined amount.................................................      2,226        3,212          3,098         2,608
                                                                  ---------       ------         ------    -----------
NET INCOME:
Balance as per 10Q or 10K
  -Leading Edge.................................................        451          504            510           626
Adjustment on combination with Justrite.........................        489        1,279            777          (886)
                                                                  ---------       ------         ------    -----------
Combined amount.................................................        940        1,783          1,287          (260)
                                                                  ---------       ------         ------    -----------
EARNINGS PER SHARE:
Balance as per 10Q or 10K
  -Leading Edge.................................................       0.24         0.26           0.21          0.18
Adjustments on combination with Justrite........................      (0.04)        0.15           0.05         (0.23)
                                                                  ---------       ------         ------    -----------
Combined amount.................................................  $    0.20    $    0.41      $    0.26     $   (0.05)
                                                                  ---------       ------         ------    -----------

                          LEADING EDGE PACKAGING, INC.

18. QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

Common Stock Price
-------------------------------------------------------------

                                                                  HIGH          LOW
                                                                  -----         ---
1998 QUARTER
-------------------------------------------------------------
Fourth.......................................................           67/8          51/4
Third........................................................           67/16          61/4
Second.......................................................           67/16          5
First........................................................           61/2          51/8


1997 QUARTER
-------------------------------------------------------------
Fourth.......................................................           7            5
Third........................................................           7            61/4


    Prior to the Leading Edge's initial public offering of common stock, which commenced on December 2, 1996, there was no public market for the Company's common stock. The initial offering price was $6. On March 31, 1998, the closing price was $6 1/8. Leading Edge has not declared any dividends.

                             NOTICE TO STOCKHOLDERS
                        OF LEADING EDGE PACKAGING, INC.
         (as required to be delivered by The Nasdaq Stock Market, Inc.)



    You are hereby notified that Leading Edge Packaging, Inc. (the "Company") has contracted to acquire, from its parent company, Chung Hwa Development Holdings Limited ("Chung Hwa"), Justrite Investments Limited, a British Virgin Islands company, and its subsidiaries, Leading Edge Packaging Limited (formerly known as Rich City International Packaging Limited), a Hong Kong registered company, Breakspear Limited, a British Virgin Islands company, Circle Round Limited, Dongguan Shilong Wah Rich Packaging Limited, a China joint venture, and Dongguan Walford Ornaments Packaging Limited, also a China joint venture.



    The acquisition was approved by the Unanimous Written Consent of the Company's Board of Directors on February 9, 1998. The Nasdaq Stock Market, Inc. ("Nasdaq") normally requires that an acquisition be approved by the Company's stockholders. However, Nasdaq has received written confirmation from Chung Hwa that, as the holder of 57% of the Company's issued and outstanding common stock (before taking account of stock to be issued to Chung Hwa as consideration for the companies acquired in the acquisition) it would vote all of its shares in favor of the Share Exchange Agreement if the agreement were put to a vote. Based upon its receipt of such confirmation from Chung Hwa, Nasdaq has determined to allow the Company to satisfy its obligation to obtain stockholder approval by sending this notice to the stockholders.



    The enclosed Information Statement relates to the increase in the Company's authorized share capital required to issue a portion of the shares to Chung Hwa and contains a description of the transaction and audited financial statements of the companies acquired.